Exhibit 10.6

EMPIRE RESOURCES, INC.
2006 STOCK OPTION PLAN

1.           Purpose.

The purpose of the Empire Resources, Inc. 2006 Stock Option Plan (the “Plan”) is to encourage and enable employees, officers and directors of Empire Resources Inc., or a parent (if any) or subsidiaries thereof (collectively, unless the context otherwise requires, the “Company”), consultants, and advisors to the Company, and other persons or entities providing goods or services to the Company to acquire a proprietary interest in the Company through the ownership of common stock of the Company (“Stock”).  (Such directors, consultants, advisors, and other persons or entities providing goods or services to the Company and entitled to receive options hereunder being collectively referred to as the “Associates,” and the relationship of the Associates to the Company being referred to as “association with” the Company.)  Such ownership will provide such employees and Associates with a more direct stake in the future welfare of the Company and encourage them to remain employed by or associated with the Company.  The Plan will also encourage qualified persons to seek and accept employment or association with the Company.

2.           Type of Options.

Options granted pursuant to the Plan may (subject to the following two sentences) be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 (as from time to time amended, the “Code”) (any option that is intended so to qualify as an incentive stock option being referred to herein as an “incentive option”), or options that are not incentive options, or both.  Incentive options may only be granted to “employees” as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options.

3.           Effective Date and Term of Plan.

The Plan became effective upon being approved by the Board of Directors of the Company (the “Board”) on June 26, 2006, subject to shareholder approval of the Plan.  No option may be granted under the Plan after June 26, 2016, but options previously granted may extend beyond that date.

4.           Administration.

(a)           Subject to the following sentence, the Plan shall be administered by the Board.  The Board may delegate any and all of its authority and administrative powers and functions under the Plan to one or more committees of two or more directors appointed from time to time by the Board; provided that any grants of options to any “covered employee” (as defined in Section 162(m) of the Code) and any related matters shall be administered by a compensation committee comprised solely of “outside directors” (as defined in Section 162(m) of the Code).  Each such committee to which any duties or authority is delegated as aforesaid is referred to herein as a “Committee”.  If there are multiple Committees, the authority, powers and functions delegated to each Committee may be different or the same.  Unless otherwise provided by the Board resolution establishing a Committee, (i) a majority of the members of a Committee shall constitute a quorum, (ii) all determinations of the Committee shall be made by a majority of its members and (iii) any determination of the Committee may be made, without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.  Each reference herein to the “Plan Administrator” with respect to any authority, power or function shall mean the Board and/or any Committee to which the Board has delegated the power to exercise such authority or power or to perform such function, as the case may be.

(b)           The Plan Administrator shall have authority, not inconsistent with the express provisions of the Plan, (i) to grant options to such eligible employees and Associates of the Company as the Plan Administrator may select; (ii) to determine the time or times when options shall be granted and the number of shares of Stock subject to each option; (iii) to determine which options are, and which options are not, incentive options; (iv) to determine the terms and conditions of each option; (v) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (vi) to accelerate the vesting of options; (vii) to adopt, amend and rescind rules and regulations for the administration of the Plan, and (viii) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan.  Any determination, decision or action of the Plan Administrator in connection with the construction, interpretation, administration or application of the Plan shall be final and conclusive on all persons participating in the Plan.

5.           Shares Subject to the Plan.

(a)           Number of Shares.

Subject to adjustment as provided in Section 8, the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be any shares of Stock available as of the Effective Date under the Integrated Technology USA, Inc. 1996 Stock Option Plan (“Prior Plan”) that are not subject to outstanding awards or that are not actually issued under outstanding awards for any reason, including without limitation any shares of Stock received as payment of the exercise price under such outstanding awards or withheld as payment of any requisite tax withholdings.  If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 5(a).  In addition, if any option granted under the Plan is exercised by the option holder delivering previously owned shares of Stock or by having shares of Stock otherwise deliverable under such option withheld as payment of the exercise price or any required tax withholdings, only the number of shares of Stock exceeding the number of shares so delivered or withheld shall be taken into account in determining the number of shares available for future grant within the limits set forth in this Section 5(a).

(b)           Shares to be Delivered.

Shares delivered under the Plan shall be authorized but unissued Stock or if the Plan Administrator so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury.  No fractional shares of Stock shall be delivered under the Plan.

6.           Eligibility for Options.

Options may be granted to such Employees and Associates of the Company as the Plan Administrator shall from time to time select (subject to the second sentence of Section 2 hereof).  Receipt of options under the Plan or of awards under any other employee benefit plan of the Company shall not preclude an employee from receiving options or additional options under the Plan.

7.           Terms and Conditions of Options.

(a)           Annual Award Limits.  Unless the Plan Administrator determines that an option is not intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the following limit (“Annual Award Limit”) shall apply to options granted under the Plan:  the maximum number of shares of Stock with respect to which any options may be granted or measured to any individual in any calendar year shall be 25,000 shares, subject to adjustment as provided in Section 8.

(b)           Special Rule for Incentive Options.  Consistent with Section 422 of the Code and any regulations, notices or other official pronouncements of general applicability, to the extent the aggregate fair market value (determined in accordance with Section 7(b) as of the time the option is granted) of the shares of Stock with respect to which incentive options are exercisable for the first time by the optionee during any calendar year (under all plans of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall not be treated as incentive options.  Nothing in this special rule shall be construed as limiting the exercisability of any option, unless the Plan Administrator expressly provides for such a limitation at time of grant.

(c)           Exercise Price.  The exercise price of each option shall be determined by the Plan Administrator, subject to the following:  the exercise price per share of stock shall not be less than 100% (110% for an incentive option granted to a greater than ten-percent shareholder) of the fair market value per share of Stock on the date the option is granted.  A “greater than ten-percent shareholder” shall mean for purposes of the Plan any employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.  The fair market value of a share of Stock as of any date shall be determined for purposes of the Plan as follows: (i) if the Stock is listed on a securities exchange or quoted through the Automated Quotation National Market System of the National Association of Securities Dealers, Inc. (“NASDAQ”), the fair market value shall equal the mean between the high and low sales prices on such exchange or through such market system, as the case may be, on such day or in the absence of reported sales on such day, the mean between the closing reported bid and asked prices on such exchange or through such market system, as the case may be, on such day, (ii) if the Stock is not listed or quoted as described in the preceding clause but is quoted through NASDAQ (but not through the National Market System), the fair market value shall equal the mean between the closing bid and asked prices as quoted by the National Association of Securities Dealers, Inc., through NASDAQ for such day and (iii) if the Stock is not listed or quoted on a securities exchange or through NASDAQ, then the fair market value shall be determined by such other method as the Plan Administrator determines to be reasonable and consistent with applicable requirements of the Code and the regulations issued thereunder applicable to incentive options; provided, however, that if pursuant to clause (i) or (ii) fair market value is to be determined based upon the mean of bid and asked prices and the Plan Administrator determines that such mean does not properly reflect fair market value, then fair market value shall be determined by the Plan Administrator as provided in clause (iii).

(d)           Duration of Options.  An option shall be exercisable during such period or periods as the Plan Administrator may specify.  The latest date on which an option may be exercised (the “Final Exercise Date”) shall be the date which is ten years (five years, in the case of an incentive option granted to a “greater than ten-percent shareholder” as defined in Section 7(c)) from the date the option was granted or such earlier date as may be specified by the Plan Administrator at the time the option is granted.

(e)           Exercise of Options.

(1)           At the time of the grant of an option, the Plan Administrator shall specify whether the option shall be exercisable in full at any time prior to the Final Exercise Date or in installments (which may be cumulative or noncumulative).  In the case of an option not immediately exercisable in full, the Plan Administrator may at any time accelerate the time at which all or any part of the option may be exercised.

(2)           The award forms or other instruments evidencing incentive options shall contain such provisions relating to exercise and other matters as are required of incentive options under the applicable provisions of the Code and the regulations thereunder, as from time to time in effect.

(3)           Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) the option certificate and any other documents required by the Plan Administrator and (b) payment in full for the number of shares for which the option is exercised.

(4)           In the case of an option that is not an incentive option, the Plan Administrator shall have the right to require that the individual exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option.  In the case of an incentive option, if at the time the option is exercised the Plan Administrator determines that under applicable law and regulations the Company could be liable for the withholding of any federal, state or local tax with respect to a disposition of the Stock received upon exercise, the Plan Administrator (i) shall require as a condition of exercise that the individual exercising the option agree to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise, and (ii) may require as a condition of exercise that the individual exercising the option give such security as the Plan Administrator deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Plan Administrator to preserve the adequacy of such security.

(5)           If an option is exercised by the executor or administrator of a deceased employee or Associate, or by the person or persons to whom the option has been transferred by the employee’s or Associate’s will or the applicable laws of descent and distribution or otherwise, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

(f)           Termination of Employment.

An employee’s options shall terminate immediately upon the termination of his employment with the Company, subject to the following exceptions: (i) if the termination is by reason of the death or disability of the employee, the unexercised portion of such options shall continue to be exercisable for 12 months after such termination (but only to the extent that such options were exercisable immediately prior to the date of such termination and in no event beyond the original term of such options) and (ii) if the termination is for any other reason, excluding termination for cause, the unexercised portion of such options shall continue to be exercisable for three months after such termination (but only to the extent, if any, that such options were exercisable immediately prior to the date of such termination and in no event beyond the original term of such options); provided, however, that the foregoing right of an option holder to exercise options following termination of employment is subject to the condition that the option holder shall not have conducted himself during the term of his employment or thereafter in a manner which adversely affects the Company.  Notwithstanding the foregoing, the Plan Administrator in its discretion in any particular case may provide that upon termination of an employee’s employment with the Company, the unexercised portion of his options shall continue to be exercisable for a longer or shorter period than the period provided for in the preceding sentence; provided, however, that (i) in the case of an incentive option, the Plan Administrator may not provide for a shorter or longer period after the option is granted and, in any event, may not provide for a longer period except in the case where the employee’s employment is terminated by reason of death and (ii) in the case of an option that is not an incentive option, the Plan Administrator may not provide for a shorter period after the option is granted.  For purposes of this Section 7(f), employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Plan Administrator, so long as the employee’s right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

(g)           Payment for Stock.

Stock purchased under the Plan upon exercise of an option shall be paid for as follows:

(i)           in cash or by certified check or bank draft or money order payable to the order of the Company; or

(ii)           with the consent of the Plan Administrator and to the extent permitted by it (not later than the time of grant, in the case of an incentive option) as follows:

(A)  through the delivery of shares of Stock having a fair market value (determined as provided in Section 7(c)) on the date of exercise equal to the purchase price (but only if such shares have been held by the option holder for a period of time sufficient to prevent a pyramid exercise that would create a charge to the Company’s earnings); or

(B)  by delivery of a full recourse interest bearing promissory note of the option holder to the Company, secured by a pledge of the Stock being purchased, such note to be payable in the case of an incentive option, on such terms as are specified in the option (except that, in lieu of a stated rate of interest, an incentive option may provide that the rate of interest on the note will be such rate as is sufficient, at the time the note is given, to avoid the imputation of interest under the applicable provisions of the Code); provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid in cash or by a combination of cash and Stock; or

(C)  by delivering a properly executed exercise notice together with irrevocable instructions to a broker to sell shares acquired upon exercise of the option and promptly to deliver to the Company a portion of the proceeds thereof equal to the exercise price, or

(D)  by delivering a properly executed exercise notice together with instructions to withhold shares of Stock having a fair market value equal to the amount of the applicable exercise price and, at the option holder’s election, any additional amount to satisfy any federal, state or local withholding tax requirements; and

(E)  any combination of any of the foregoing payment methods  provided for in this Section 7(g) or other form of payment reasonable acceptable to the Plan Administrator.

(h)           Delivery of Stock.

An option holder shall not have the rights of a stockholder with regard to awards under the Plan except as to Stock actually received by him under the Plan and any dividend equivalent rights awarded under the Plan.  The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel.  If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

(i)           Nontransferability of Options.

No option may be transferred other than by will or by the laws of descent and distribution, and during the lifetime of the employee or Associate to whom granted may be exercised only by such employee or Associate; provided, however, that an option that is not an incentive option may be otherwise transferred to the extent, if any, permitted by the Plan Administrator.

(j)           Restrictions on Stock.

The Plan Administrator may provide that shares of Stock purchased through the exercise of options under the Plan be subject to such restrictions on resale, including restrictions requiring resale to the Company at or below fair market value, or such other restrictions, as the Plan Administrator in its sole discretion shall determine, and shall take such steps as it deems necessary or appropriate to carry out the purposes of any such restriction; provided, however, that any such restrictions relating to the shares of Stock that may be purchased upon exercise of an option may not be provided for after the option has been granted.

(k)           Dividend Equivalents.  The Plan Administrator is hereby authorized to grant dividend equivalents to option holders based on the dividends declared on Stock that is subject to any option.  The grant of dividend equivalents shall be treated as a separate award.   Dividend equivalents shall be credited to a notional account maintained by the Company, as of dividend payment dates during the period between the date the option is granted and the date the option is exercised, vested, expired, credited or paid.  Such dividend equivalents shall be converted to cash or shares by such formula and at such time and subject to such limitations as may be determined by the Plan Administrator.  As determined by the Plan Administrator, dividend equivalents granted with respect to any option may be payable regardless of whether such option is subsequently exercised.

8.           Mergers, Recapitalizations. Etc.

(a)           In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of any transaction that results in the acquisition of substantially all or substantially all of the Company’s outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or other transfer of substantially all of the Company’s assets (all the foregoing being referred to as “Acquisition Events”), then the Plan Administrator may in its discretion terminate all outstanding options by delivering notice of termination to each option holder; provided, however, that, during the 20-day period following the date on which such notice of termination is delivered, each option holder shall have the right to exercise in full all of his options that are then outstanding (without regard to any condition with respect to the exercise of any installment that relates to the passage of time).  If an Acquisition Event occurs and the Plan Administrator does not terminate the outstanding options pursuant to the preceding sentence, then the provisions of Section 8(b) shall apply.

(b)           In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities or property (including cash) of the Company or of another corporation by reason of a stock dividend, stock split or combination of shares (excluding the stock split effected by the Company on September 10, 1996), recapitalization or other change in the Company’s capital stock, reorganization, merger, sale or other transfer of all or substantially all the Company’s assets to another corporation, consolidation, or other transaction described in Section 424(a) of the Code, the Plan Administrator shall make appropriate adjustments (in such manner as it deems equitable in its sole discretion) in (i) the number and kind of shares of Stock, other securities or property for the purchase of which options maybe granted under the Plan, (ii) the number and kind of shares of Stock, other securities or property as to which outstanding options, or portions thereof then unexercised, shall be exercisable, (iii) the exercise price and other terms of outstanding options and (iv) any other relevant provisions of the Plan.  Any adjustment of the Plan or in outstanding options shall be effective on the effective date of the event giving rise to such adjustment.  The Plan Administrator may also adjust the number of Shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options to take into consideration any other event (including, without limitation, accounting changes) if the Plan Administrator determines that such adjustment is appropriate to avoid enlargement or diminishment of the rights of any option holder.  All determinations and adjustments made by the Plan Administrator pursuant to this Section 8(b) shall be binding on all persons.

(c)           The Plan Administrator may grant options under the Plan in substitution for options held by employees of another corporation who concurrently become employees of the Company or a subsidiary of the Company as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company of property or stock of the employing corporation.  The Company may direct that substitute awards be granted on such terms and conditions as the Plan Administrator considers appropriate in the circumstances.

(d)           Compliance with Code Section 409A.  To the extent that the Plan and/or options or other awards thereunder are subject to Code Section 409A, the Plan Administrator may, in its sole discretion and without any Employee’s or Associate’s prior consent, amend the Plan and/or options or awards thereunder, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any award from the application of Code Section 409A, (b) preserve the intended tax treatment of any such award, or (c) comply with the requirements of Code Section 409A, including any regulations that may be issued after the grant of any award.   Notwithstanding the foregoing, neither the Plan Administrator nor the Company is obligated to ensure that awards comply with Code Section 409A or to take any actions to ensure such compliance.

(1)           Timing of Payment.  All options or other awards under the Plan shall be paid or otherwise settled on or as soon as practicable after the applicable payment date and, except as permitted under this Article, not later than the 15th day of the third month from the end of (i) the individual’s tax year that includes the applicable payment date, or (ii) the Company’s tax year that includes the applicable payment date, whichever is later.  Such payment or payments are intended to comply with the “short-term deferral” exemption from the application of  Code Section 409A.  For purposes of this subparagraph, “payment date” means the date such award is no longer subject to a “substantial risk of forfeiture” for purposes of Code Section 409A.

(2)           Delay of Payment Permitted Under Certain Circumstances.  The Plan Administrator reserves the right to delay payment with respect to any option or other award under the following circumstances:

(i)           The Company reasonably anticipates that the deduction with respect to such payment otherwise would be limited or eliminated by application of Code Section 162(m).  Any such delayed payment shall be made either at the earliest date at which the Company reasonably anticipates that the deduction of such payment will not be limited or eliminated by the application of Code Section 162(m) of the calendar year in which the Employee or Associate ends his association with the Company.

(ii)           The Company reasonably anticipates that the making of the payment will violate a term of a loan agreement to which the Company is a party, or other similar contract to which the Company is a party, and such violation will cause material harm to the Company. Any such delayed payment shall be made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause material harm to the Company.

(iii)           The Company reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law. Any such delayed payment shall be made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation. For this purpose, the making of a payment under the Plan that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code shall not be treated as a violation of applicable law.

(iv)           The Company may delay a payment upon such other events and conditions as the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

(3)           Delay of Payment to a Specified Employee Pursuant to a Separation From Service.  Notwithstanding any contrary provision in the Plan or any option or other award, any payment(s) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Code Section 409A) as a result of his or her separation from service shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee)  and shall instead be paid (in a manner set forth in the Agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.

(4)           No Guarantees Regarding Tax Treatment.  Participants (or their beneficiaries) shall be responsible for all taxes with respect to any options or other awards under the Plan.  The Plan Administrator and the Company make no representations or assumptions to any person regarding the tax treatment of awards or payments made under the Plan.  Neither the Plan Administrator or the Company has any obligation to take any action to prevent the assessment of any excise tax on any person with respect to any award under Code Section 409A.

9.           Limitation on Rights.

Neither the adoption of the Plan nor the grant of options shall confer upon any employee any right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an employee at any time.  Except as specifically provided by the Plan Administrator in any particular case, the loss of existing or potential profit in options granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise.

10.           Effect, Discontinuance, Cancellation, Amendment and Termination.

(a)           Neither adoption of the Plan nor the grant of options to an employee shall affect the Company’s right to grant to such employee options that are not subject to the Plan, to issue to such employees Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to employees.

(b)           The Plan Administrator may at any time discontinue granting options under the plan.  With the consent of the option holder, the Plan Administrator may at any time cancel an existing option in whole or in part and grant the option holder another option for such number of shares as the Plan Administrator specifies.  The Plan Administrator may at any time or times amend the Plan, provided that (i) no such amendment shall affect the rights of any option holder (without his consent) under any option previously granted, and (ii) without the approval of the stockholders of the Company, no such amendment shall (a) increase the maximum number of shares available under the Plan for delivery pursuant to the exercise of incentive options, (b) change the group of employees eligible to receive incentive options, (c) reduce the price at which incentive options may be granted, (d) extend the time within which incentive options may be granted, (e) alter the Plan in such a way that incentive options already granted hereunder would not be considered incentive stock options under Section 422 of the Code, or (f) amend the provisions of this Section 10(b).  The Plan Administrator may at any time terminate the Plan as to any further grants of options.